ARTICLES OF MERGER
                                       OF
                     PARKS AMERICA! INC. (Washington Parent)
                                      INTO
                     PARKS AMERICA! INC. (Nevada Subsidiary)

     The undersigned corporations, pursuant to the provisions of Section 23B.11.010 of the Washington Business Corporations Act hereby execute the following Articles of Merger:

     FIRST: The name of the surviving corporation is PARKS AMERICA! INC. (the "Nevada Company") and the place of its incorporation is the State of Nevada. The name and place of incorporation of the corporation being merged into the surviving corporation is PARKS AMERICA! INC., (the "Washington Company"), incorporated in Washington, the laws of which permit this merger. The principal place of business of the Nevada Company is 440 Louisiana, Suite 475, Houston, Texas 77002; and of the Washington Company is 220 East State Street, Eagle, Idaho 83616.

     SECOND: A plan of merger was adopted by the board of directors of each corporation that is a party to this merger.

     THIRD: The plan of merger was approved by unanimous vote of the shareholders of the Nevada Company, and by the affirmative vote of the required percentage of all shareholders of the Washington Company pursuant to Section 23B.11.030 as follows:

Number of Shares Outstanding   Shares Voted For Merger     Shares Voted Against Merger

17,084,017                            12,813,645                          0


     FOURTH: Neither the Articles of Incorporation of the Nevada Company nor the Washington Company were amended.

     FIFTH: The complete executed plan of merger is hereinafter set forth in its entirety:

     A. The corporations proposing to merge are PARKS AMERICA! CORPORATION, (the "Washington Company" or "Parent"), a Washington corporation and PARKS AMERICA! INC. (the "Nevada Company" or "Subsidiary"), a Nevada corporation. The Washington Company, or Parent, is the sole shareholder of the Nevada Company. The Nevada Company shall be the surviving corporation of the merger.

     B. Upon approval of this plan of merger by the shareholders of both the Nevada Company and the Washington Company, Articles of Merger shall be filed with the Secretaries of State of Nevada and Washington. Upon receipt and filing of said Articles of Merger and the issuance of Certificates of Merger by said states, the separate existence of the Parent shall cease; and Subsidiary, the Nevada Company, shall succeed to all the rights and property of the Washington Company and shall be subject to all the debts and liabilities of the Washington Company.

     C. All shares of the Washington Company shall be entitled to be exchanged for shares of the Nevada Company at the rate of one Nevada Company common share for each common share of the Washington Company. No fractional shares of the Nevada Company stock will be issued pursuant to this plan of merger. Instead any fractional share otherwise issuable shall be rounded up or down to the nearest whole number of shares. All shares of the Nevada Company stock outstanding prior to the merger shall be canceled.

     D. The Articles of Incorporation of the surviving corporation shall be the Articles of Incorporation of the Nevada Company immediately prior to the effective date of the merger without amendment or change.

     SIXTH: All corporations party to this merger have complied with laws of their respective jurisdiction of incorporation concerning this merger.

     SEVENTH: These Articles may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument.

                                             PARKS AMERICA! INC.
                                             (The Washington Company)


                                             -----------------------------------
                                             By: Larry Eastland
                                             Title: President and CEO


                                             -----------------------------------
                                             By: Mark Stubbs
                                             Title:  Secretary




State of                                                )
                                                        )
County of                                               )

     On May ___, 2000, personally appeared before me, a Notary Public, Larry Eastland, who acknowledged that he executed the above instrument as President of PARKS AMERICA! INC., the Washington Company.



                                                      --------------------------
                                                      Signature of Notary
                                                      Printed Name:
                                                      Commission Expires:

State of                                              )
                                                      )
County of                                             )

     On May ___, 2000, personally appeared before me, a Notary Public, Mark Stubbs, who acknowledged that he executed the above instrument as Secretary of PARKS AMERICA! INC., the Washington Company.


                                                      --------------------------
                                                      Signature of Notary
                                                      Printed Name:
                                                      Commission Expires:

                                                      PARKS AMERICA! INC.
                                                     (The Nevada Company)


                                                       -------------------------
                                                       By: Hank Vanderkam
                                                       Title: President


                                                       -------------------------
                                                       By: Michele Hanlon
                                                       Title: Secretary


State of Texas                                          )
                                                        )
County of Harris                                        )

     On May ___, 2000 personally appeared before me, a Notary Public, Hank Vanderkam, who acknowledged that he executed the above instrument as President of PARKS AMERICA! INC., the Nevada Company.



                                                     ---------------------------
                                                     Signature of Notary
                                                     Printed Name:
                                                     Commission Expires:

State of Texas                                          )
                                                        )
County of Harris                                        )

     On May ___, 2000 personally appeared before me, a Notary Public, Michele Hanlon, who acknowledged that she executed the above instrument as Secretary of PARKS AMERICA! INC., the Nevada Company.


                                                    ----------------------------
                                                    Signature of Notary
                                                    Printed Name:
                                                    Commission Expires: